As filed with the Securities and Exchange Commission on August 15, 2005
Registration Statement No. 333-65840

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PENWEST PHARMACEUTICALS CO.
(Exact name of registrant as specified in its charter)

Washington	91-1513032
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120
(877) 736-9378
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Hennessey
President and Chief Executive Officer
Penwest Pharmaceuticals Co.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120
(877) 736-9378
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stuart M. Falber, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
On August 10, 2001, the Securities and Exchange Commission declared the effectiveness of the Registration Statement on Form S-3 (Registration No. 333-65840) (the “Registration Statement”) filed by Penwest Pharmaceuticals Co. (“Penwest”) with respect to the resale of an aggregate of 2,447,187 shares of common stock, par value $.001 per share, of Penwest (the “Shares”). The Registration Statement was filed by Penwest for the benefit of holders of the Shares, which were granted registration rights pursuant to the Common Stock Purchase Agreement, dated July 9, 2001, by and among Penwest and the holders (the “Agreement”).
Penwest is no longer required to maintain the effectiveness of the Registration Statement pursuant to the terms of the Agreement. In accordance with the terms of the Agreement and with Penwest’s undertaking under Regulation S-K Item 512(a)(3), Penwest is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all Shares not sold by the holders pursuant to the Registration Statement. Accordingly, Penwest hereby requests that upon the effectiveness of this Post-Effective Amendment No. 1 to the Registration Statement, such Shares be removed from registration.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on August 15, 2005.

PENWEST PHARMACEUTICALS CO.

By:	/s/ Robert J. Hennessey

Robert J. Hennessey
President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Hennessey Robert J. Hennessey	President, Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2005

/s/ Jennifer L. Good Jennifer L. Good	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2005

/s/ Peter F. Drake Peter F. Drake	Director	August 15, 2005

/s/ Paul E. Freiman Paul E. Freiman	Director	August 15, 2005

/s/ Rolf H. Henel Rolf H. Henel	Director	August 15, 2005

/s/ John N. Staniforth John N. Staniforth	Director	August 15, 2005

/s/ Anne M. VanLent Anne M. VanLent	Director	August 15, 2005